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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 28, 1995 appearing on page 30 of Peoples Telephone Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP



Miami, Florida
April 10, 1995